Exhibit 10.33

VOYAGER THERAPEUTICS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

INDUCEMENT GRANT PURSUANT TO NASDAQ STOCK MARKET RULE 5635(C)(4)

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

This agreement (the “Agreement”) evidences the grant by Voyager Therapeutics, Inc. (the “Company”), to the Grantee named above, an employee of the Company, of the number of restricted stock units (the “Restricted Stock Units” or the “Award”) specified above, with each such Restricted Stock Unit representing the right to receive one share of common stock, par value $0.001 per share, of the Company (the “Stock”), on the terms, and subject to the conditions, set forth herein.  Except as otherwise indicated by the context, the term “Grantee” as used herein, shall be deemed to include any person who acquires the Award validly under its terms.

1. Inducement Grant.  This Award of Restricted Stock Units was granted to the Grantee pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2014 Stock Option Plan, 2015 Stock Option and Incentive Plan or any other equity incentive plan of the Company, as a material inducement to the Grantee’s employment with the Company.

2. Restrictions on Transfer of Award.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 3 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of this Agreement.

3. Vesting of Restricted Stock Units.  The restrictions and conditions of Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Vesting Dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4. Termination of Employment.  If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 3 above, then, except as provided in Section 9(c) below or in another agreement between the Grantee and the Company, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

5. Issuance of Shares of Stock.  As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 3 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

6. Tax Withholding.   The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Stock Units.  At such time as the Grantee is not aware of any material nonpublic information about the Company or the Stock, the Grantee shall execute the instructions set forth in Schedule A attached hereto (the “ Durable Automatic Sale Instructions”) as the means of satisfying such tax obligation.  If the Grantee does not execute the Durable Automatic Sale Instructions prior to an applicable vesting date, then the Grantee agrees that if under applicable law the Grantee will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Grantee of the amount of any tax required to be withheld by the Company.  The Company shall not deliver any shares of Stock to the Participant until it is satisfied that all required withholdings have been made.

7. Section 409A of the Code.  This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) as “short-term deferrals” as described in Section 409A.  However, to the extent this Award of Restricted Stock Units is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A, the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under the Restricted Stock Units is payable upon a “separation from service” (within the meaning of Section 409A) to the Grantee and the Grantee is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Grantee’s separation from service, or (ii) the Grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

8. No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of this Agreement to continue the Grantee in employment, nor shall this Agreement interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

9. Adjustments for Changes in Stock and Sale Events.
a. Definitions.

i. “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

ii. “Sale Price” shall mean the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

b. Changes in Stock.  Subject to Section 9(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in the number and kind of shares or other securities subject to this Award of Restricted Stock Units.  The Administrator shall also make equitable or proportionate adjustments in the number of Restricted Stock Units subject to this Award to take into consideration cash dividends paid (other than in the ordinary course) or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under this Award of

Restricted Stock Units resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

c. Sale Events.  In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of this Award of Restricted Stock Units, or the substitution of the Award of Restricted Stock Units with a new award of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of the Award of Restricted Stock Units, upon the effective time of the Sale Event, the Restricted Stock Units shall become fully vested and then shall terminate following the issuance of the shares of Stock hereunder.  In the event of such termination, the Company shall have the option (in its sole discretion and in lieu of the issuance of shares of Stock subject to the Restricted Stock Units) to make or provide for a cash payment to the Grantee in exchange for the cancellation of the Restricted Stock Units in an amount equal to the Sale Price multiplied by the number of shares of Stock subject to the Restricted Stock Units.

If the Restricted Stock Units are assumed, continued or substituted in connection with a Sale Event, the Restricted Stock Units shall become fully vested and nonforfeitable if the Grantee is terminated without Cause by the Company (or its successor) in connection with, or within 12 months following, the Sale Event. “Cause” shall have the meaning set forth in the employment agreement between the Grantee and the Company.

10. Administrator.  This Agreement shall be administered by either the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board, or a similar committee performing the functions of the compensation committee and which is comprised of not less than two non-employee directors who are independent (the “Administrator”). The Administrator shall have the power and authority to: (i) determine and modify from time to time the terms and conditions, including restrictions, of this Award of Restricted Stock Units; (ii) accelerate at any time the vesting of all or any portion of the Award of Restricted Stock Units; (iii) amend this Agreement to provide that this Award of Restricted Stock Units shall vest based on service to the Company or a Subsidiary other than employment (such as service as a consult, advisor or director); (iv) interpret the terms and provisions of the Award of Restricted Stock Units (including related written instruments); (v) make all determinations it deems advisable for the administration of the Award of Restricted stock Units; (vi) decide all disputes arising in connection with the Award of Restricted Stock Units; and (vii) otherwise supervise the administration of the Award of Restricted Stock Units.  All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and the Grantee.

11. Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 15, no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with the vesting of the Restricted Stock Units, notwithstanding the vesting of the Restricted Stock Units or any action by the Grantee with respect thereto.

12. Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

13. Amendment.  The Administrator may, at any time, amend or cancel this Award of Restricted Stock Units for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s consent. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 9.

14. Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Award of Restricted Stock Units, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

15. Delivery of Stock Certificates. Stock certificates to the Grantee under this Award of Restricted Stock Units shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the Grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the vesting of the Restricted Stock Units, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Award of Restricted Stock Units shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator may require each person acquiring Stock pursuant to the Award of Restricted Stock Units to represent and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

16. Trading Policy Restrictions. The sale of any shares of Stock received upon vesting of this Award of Restricted Stock Units shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

17. Clawback Policy. This Award of Restricted Stock Units shall be subject to the Company’s clawback policy, if any, as in effect from time to time.

18. Data Privacy Consent.  In order to administer this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”).  By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.  The Grantee shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

19. Status of Grantee.  With respect to any portion of the Restricted Stock Units that have not vested, the Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine.  In its discretion, the Administrator may authorize the creation of a trust or other arrangement to meet the Company’s obligation to deliver Stock, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

21. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

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VOYAGER THERAPEUTICS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.  Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

SCHEDULE A

DURABLE AUTOMATIC SALE INSTRUCTION

This Durable Automatic Sale Instruction is being delivered to Voyager Therapeutics, Inc. by the undersigned on the date set forth below.

I hereby acknowledge that Voyager has granted, or may in the future from time to time grant, to me restricted stock units, or “RSUs,” whether as an “inducement grant” or under Voyager’s long-term equity incentive plans as in effect from time to time.

I acknowledge that upon the vesting dates applicable to any such RSUs, I will have compensation income equal to the fair market value of the shares of Voyager common stock subject to the RSU that vest on such date and that Voyager is required to withhold income and employment taxes in respect of that compensation income on the applicable vesting date.

I desire to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by Voyager to me through an automatic sale of a portion of the shares of Voyager common stock that would otherwise be issued to me on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to Voyager in satisfaction of such withholding obligation.

I understand that Voyager has arranged for the administration and execution of its equity awards and long-term equity incentive plans and the sale of securities by award holder thereunder pursuant to an Internet-based platform administered by a third party, which is referred to herein as the “Administrator,” and the Administrator’s designated brokerage partner.

Upon any vesting of my RSUs from and after the date of this Durable Automatic Sale Instruction, I hereby appoint the Administrator to automatically sell such number of shares of Voyager common stock issuable with respect to my RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy Voyager’s minimum statutory withholding obligations with respect to the income recognized by me upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and Voyager shall receive such net proceeds in satisfaction of such tax withholding obligation.

I agree to execute and deliver such further documents, instruments and certificates as may reasonably be required by the Administrator in connection with the sale of the shares pursuant to these automatic sale instructions.

 By signing below, I hereby represent to Voyager that, as of the date hereof, I am not aware of any material nonpublic information about Voyager or its common stock.  I have structured these automatic sale instructions to constitute a “binding contract” relating to the sale of common stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

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